Exhibit 10.46

Executive Officer Compensation Information

The following table sets forth the annual base salary rates for 2015 and 2016 for the executive officers of Seattle Genetics, Inc. (the “Company”), in each case based on full-time employment status. The table below also sets forth the bonuses awarded to the Company’s executive officers for the 2015 fiscal year under the Company’s 2015 Senior Executive Annual Bonus Plan. The 2016 target bonuses (based on a percentage of annual base pay as of December 31, 2016) for the Company’s executive officers under the Company’s 2016 Senior Executive Annual Bonus Plan are also set forth in the table below.

Name and Title	2015 Annual Base Salary Rate	2015 Bonus	2016 Annual Base Salary Rate	2016 Target Bonus Percentage
Clay B. Siegall, Ph.D.	$815,000.00	$1,018,750.00	$855,750.00	100%
President & Chief Executive Officer
Todd E. Simpson	$458,550.00	$268,252.00	$476,900.00	50%
Chief Financial Officer
Eric L. Dobmeier	$512,550.00	$312,656.00	$535,614.75	50%
Chief Operating Officer
Jonathan Drachman	$487,800.00	$304,875.00	$512,200.00	50%
Chief Medical Officer and Executive Vice President, Research and Development
Vaughn Himes	$408,650.00	$226,188.00	$435,000.00	45%
Executive Vice President, Process Sciences and Technical Operations
Darren Cline	$400,000.00	$196,800.00	$440,000.00	45%
Executive Vice President, Commercial
Jean Liu	$413,450.00	$217,681.00	$442,950.00	45%
Executive Vice President, Legal Affairs & General Counsel

Director Compensation Information

The following table sets forth the compensation components for non-employee members of the Company’s Board of Directors for 2015 and 2016, including equity awards.

Compensation Element	2015	2016

General Board Service – Cash Retainer	$50,000	$50,000

General Board Service – Equity

Initial Grant – Number of Options	13,275	13,275

Initial Grant – Number of Restricted Stock Units	5,310	5,310

Annual Grant – Number of Shares	9,260	9,260

Annual Grant – Number of Restricted Stock Units	3,700	3,700

Chair Service – Annual Retainer

Lead Director	$25,000	$25,000
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating & Governance	$10,000	$10,000

Committee Member Service – Annual Retainer

Audit	$10,000	$10,000
Compensation	$8,000	$8,000
Nominating & Governance	$5,000	$5,000